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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-74556, 33-87756, 33-87760 and 33-45917) of
GreenPoint Financial Corp. of our report dated January 20, 1998 except as to paragraph four of Note 1, which is as of March 4, 1998, which appears on Page 45 of the 1997 Annual Report to Stockholders of GreenPoint Financial Corp., which is incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1997.


/s/ Price Waterhouse LLP


New York, New York
March 24, 1998